EXHIBIT 99.1

Liquid Holdings Group Announces Receipt of NASDAQ Notification Letter Relating to Annual Report on Form 10-K

NEW YORK, April 22, 2015 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD), a provider of cloud-based investment management solutions for the financial community, announced today that it has received a notification letter from staff of the NASDAQ Listing Qualifications Department (the "Staff"), dated April 16, 2015, stating that the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the "SEC"). The letter was issued in accordance with standard NASDAQ procedure, which provides that failure to timely file the Form 10-K could serve as a basis for the delisting of the Company's stock from the NASDAQ Global Market. The Company intends to submit to the Staff a plan as to how it plans to regain compliance with NASDAQ's continued listing requirements. The NASDAQ notice specifies that this plan must be submitted by June 15, 2015. If the Staff accepts the Company's plan, it may grant an exception of up to 180 calendar days from the Form 10-K's due date, or until October 12, 2015, for the Company to regain compliance. If the Staff does not accept Liquid's plan, Liquid will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notice has no immediate effect on the listing of Liquid's common stock on the NASDAQ Global Market.

On March 31, 2015, the Company filed a Form 12b-25 with the SEC stating that it was unable to file the Form 10-K with the SEC within the prescribed time period because the Audit Committee of the Company's Board of Directors, with the assistance of outside legal counsel, is conducting an investigation into certain issues raised by counsel to one of our shareholders, including allegations about the Company's former senior management. The Company is working diligently to complete the review process, and intends to file the annual report as soon as practicable once this process has been completed. In the interim, the Company remains focused on its business and continues to execute on its strategic initiatives and growth strategy.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid was recently named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Company's ability to complete its ongoing internal investigation, file its Form 10-K, regain compliance with the NASDAQ listing rules and carry out its strategic initiatives and growth strategy. These statements are based on Liquid's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled "Risk Factors" in our 2013 Form 10-K or our subsequent Quarterly Reports on Form 10-Q, could harm the Company's business, prospects, results of operations, liquidity and financial condition. Except as required by applicable law, the Company is under no obligation to publicly update or revise any forward-looking statements.

CONTACT:	Contact for Investor Relations:

Monica
Gould

The
Blueshirt Group

+1
212 871-3927

monica@blueshirtgroup.com

Contact
for Media Relations:

Jon
Schubin

Cognito

+1
646 395-6300

Liquid@cognitomedia.com